Exhibit 10

CONCEPT HOLDING CORP.

CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, OR QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACTS AND ANY APPLICABLE STATE SECURITIES LAW, OR IT IS ESTABLISHED TO THE SATISFACTION OF COUNSEL TO MAKER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

$10,000	February 23, 2015

FOR VALUE RECEIVED, CONCEPT HOLDING CORP., a Nevada corporation (the "Company"), with its principal office at 4685 S. Highland Drive #202, Salt Lake City, UT 84117, for value received, promises to pay to ___________ (the "Holder") with its principal address at _________, or registered assigns, on the earlier of February 23, 2017 (the “Maturity Date”) or upon the effectiveness of a Fundamental Transaction, as defined hereinafter,  the principal amount of Ten Thousand ($10,000) Dollars, or such lesser amount as may be advanced to or for the benefit of the Company in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts ("U.S. Funds"), together with interest on the outstanding principal amount at the annual rate of ten (10.0%) percent accrued monthly.  Payments of principal and interest are to be made at the address of the Holder designated above or at such other place as the Holder shall have notified the Company in writing at least (5) days before such Maturity Date.  There are no prepayment penalties assessed or incurred.

Letter of Credit. Holder agrees to loan the Company up to Ten Thousand ($10,000) at any time within two years of the date of this Note upon request of the Company.  All sums loaned to the Company shall be on the same terms and conditions of this Note and shall be covered by this Note.  At the execution of this Note, Holder has loaned _________ Dollars ($____) to the Company which shall be part of the principal of this Note as of the date of this Note.

The Company may request advances subject to the terms and conditions of this Note.  All advances may only be made in the amount of $1,000 unless otherwise evidenced by advances in any lesser amount.  In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

The parties acknowledge that ______, manager of the Holder is the ____ and _______ of the undersigned and that such instrument has been entered into by the unanimous written consent of the board of directors.

1.   Conversion.

1.1  Manner of Conversion.  The Note may be converted in whole or in part, into fully paid and nonassessable shares of Common Stock, $.001 par value, of the Company (the "Common Stock"), upon the terms set forth in this Section 1.  The number of shares of Common Stock into which this Note may be converted shall be determined pursuant to Section 1.3 hereof.

1.2  Conversion Procedure.

(a)  Notice of Conversion.  The Company or the Holder shall be entitled to convert this Note into shares of Common Stock by delivering a duly executed notice of conversion in the form annexed hereto as Exhibit A (the "Notice of Conversion") by notice to the Holder or the Company as the case may be, as set forth in Section 8.2 hereof.  The Notice of Conversion shall state that the Company or the Holder has elected to convert the Note pursuant to Section 1.1, and shall specify the portion of the principal amount thereof to be converted and the interest thereon (the "Conversion Amount").  Such conversion shall be deemed to have been made on the date that the Notice of Conversion is delivered to the Holder or the Company (the "Conversion Date").

(b)  Surrender of Note.  The Company at its expense shall deliver certificate or certificates for the appropriate number of shares of the Company's Common Stock to the Holder, at the principal office of the Holder, in exchange for the Note.  The person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of any such shares of Common Stock immediately prior to the close of business on the Conversion Date.

(c)  Mechanics and Effect of Conversion.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  Upon conversion of this Note and delivery of the Common Stock and any U.S. Funds payable hereunder, the Company shall be forever released from all of its obligations and liabilities under this Note.  Upon any partial conversion of this Note pursuant to Section 1.2(b), if the Note has not matured, a new Note containing the same date, terms, and provisions shall, at the request of the Holder, be issued by the Company to the Holder for the Principal balance of this Note and the Interest which shall not have theretofore been paid.

(d)  Voting and Dividends.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person or entity the right to vote or to consent or to receive notice as a shareholder in respect of meeting of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends shall be payable or accrued in respect of this Note.

(e)  Registration.  If at any time during the one year period following the automatic or voluntary conversion of this Note, the Company shall determine to prepare and file with the United States Securities and Exchange Commission (the "SEC") a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the "Securities Act") of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company's stock option or other employee benefit plans, then the Company shall deliver to the Purchaser a written notice of such determination and, if within twenty (20) days after the date of the delivery of such notice, the Purchaser shall so request in writing, the Company shall at its expense include in such registration statement all or any part of the Shares acquired by Holder upon conversion of this Note which the Holder requests to be registered; provided, however, that the Company shall not be required to register any securities pursuant to this Section 1.2(e) that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Securities and Exchange Commission pursuant to the Securities Act or that are the subject of a then effective registration statement. If the registration, as described above, involves an underwritten offering, the Company will not be required to register the Shares in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering (a "Cutback"), which recommendation, and supporting reasoning, shall be delivered to the Holder. If such a Cutback occurs, the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (i) first, to the Company for any securities it proposes to sell for its own account, and (ii) second, to the Holder and other holders of stock of the Company requesting inclusion in the registration, pro rata among the respective holders thereof on the basis of the number of shares for which each such requesting holder has requested registration.  All registration and qualification expenses shall be the responsibility of the Company.

(f)  Holder's Restriction on Conversion.

(i)

 Beneficial Ownership Limitations.  Neither the Holder nor the Company shall affect any conversion of this Note, and the Holder nor the Company shall have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable notice of conversion, such Holder (together with such Holder's Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Note beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without  limitation, any other notes or warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a notice of conversion shall be deemed to be the Holder's determination of whether this Note may be converted (in relation to other securities owned by such Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a notice of conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this section, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company's most recent Form 10-Q or Form 10-K, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two business days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder; provided however, until such time as Holder has reduce its, his or her ownership to less than 4.9% of the number of shares of Common Stock outstanding, the Beneficial Ownership Limitation shall be 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Amendment to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to openly give-effect to such limitation. The limitations contained in this section shall apply to a successor holder of this Note.  The limitations in this section shall not apply to the Company’s ability to convert this Note.

(ii)

Forced Conversion. Notwithstanding anything herein to the contrary, if a Change of Control or a Fundamental Transaction, as herein defined occur, the Company shall within three (3) business days of such event or notice of such event deliver a written notice to the Holder (a "Forced Conversion Notice" and the date such notice is delivered to the Holder, the "Forced Conversion Notice Date") to cause the Holder to convert, up to a principal amount of this Note equal to all or part of such Holder's pro-rata portion of the Forced Conversion Amount, it being understood that the "Conversion Date" for purposes of this Section 1(f) shall be deemed to occur on the record date for such event (the "Forced  Conversion Date"). As to each Holder, a Forced Conversion Notice shall contain the aggregate Forced Conversion Amount, such Holder's pro-rata portion of such amount, confirmation of the satisfaction of the conditions set forth above, and the portion of such Holder's pro-rata portion of the Forced

Conversion Amount to be converted on each Forced Conversion Date. The Company may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Company shall not be effective in regards to a Change of Control transaction, unless at the closing of the transaction triggering the Forced Conversion, the Company would no longer be subject to Section 12(g) or 12(b) or the Exchange Act or the Company will cease to exist or substantially all of the Company’s assets are being sold as part of such transaction or the consideration being received by the Holder will not be shares of Common Stock of the Company at the closing of the triggering event or the Holder will not be deemed to own, after giving effect to such transaction, more than 9.9% of the then issued and outstanding shares of Common Stock.  Although Holder will be deemed to own the Shares as of the Record Date of such action, Holder will have no voting rights related to such Shares on such date and shall not vote the Shares on the transaction triggering the forced conversion, but instead, for voting purposes, the Shares shall be deemed unissued or if required by statute be voted by the board of director of the Company in the same manor (i.e. for or against) as the majority of the Company’s shares are voted; provided that, any transaction requiring a supermajority vote must receive a supermajority vote of the outstanding common shares of the Company along with other voting shares as if the Shares of Holder were not outstanding prior to voting the Shares of Holder in favor of a triggering transaction. "Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 51% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above. Fundamental Transaction shall include (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each conversion share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder's right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is affected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 1(f) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

1.3 Conversion Price.  The conversion price (the "Conversion Price") shall be equal to the greater of $0.05 per share or the price per share for the Company’s most recent public offering for Common Stock.

1.4  Reserved Common Stock. The Company covenants that until the repayment in full of this Note or the earlier conversion in full hereof, the Company will reserve from its respective authorized and unissued shares of common stock a sufficient number of shares, free of preemptive rights, to provide for the issuance of the shares of Common Stock upon the full conversion of this Note. The Company is required to have authorized and reserved such number of shares of Common Stock as is actually issuable upon full conversion of this Note.  All shares of Common Stock reserved for issuance upon conversion of this Note upon issuance shall be validly issued, fully paid and nonassessable.  Shares of Common Stock issued in accordance herewith will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred or otherwise disposed of unless a registration statement under the Securities Act with respect to such securities has become effective, or unless the Holder establishes to the satisfaction of counsel to the Company that an exemption from such registration is available.

1.5  Conversion Price Adjustments.

(a)  Adjustment for Stock Splits and Subdivisions.  In the event that the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or a distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

(b)  Adjustment for Reverse Stock Splits.  If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse-split of the outstanding shares of Common Stock this Note will not be affected by the reverse split so that the number of shares of Common Stock issuable on conversion hereof shall be unchanged.

2.   Advances.  The Company shall make a request for an advance by notice to the Holder given pursuant to Section 8.2 hereof.  The Holder will enter on its books and records, the date and amount of each advance, as well as the date and amount of each payment made by the Company.  Such entries will be presumed to be correct when made.

3.  Use of Proceeds.  The Company agrees that the proceeds of this Note shall be used for general working capital purposes but shall not be used to pay any indebtedness for borrowed money or to pay any Related Party Indebtedness (as hereinafter defined).  "Related Party Indebtedness" shall mean all of the Company's obligations or indebtedness (including principal and any interest thereon) for borrowed funds or for unpaid salaries, fees or other compensation owed to any of its officers, directors, stockholders or their affiliates, for whatever purpose made and whether or not evidenced by a note, bond, debenture or other formal instrument, excluding, for the purposes hereof, any salaries or fees payable on a current basis or accrued to officers and directors in the ordinary course of the Company's business and any amounts paid to stockholders in connection with the exercise of statutory and/or contractual rescission rights entered into prior to the date of this Note.

4.  Events of Default.  Upon the occurrence of any of the following events (herein called "Events of Default"):

(a)  The Company shall fail to pay the principal of or interest on this Note when due;

(b)  (i)  The Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; (ii) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; (iii) the Company shall apply for, or consent to or acquiesce in, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (iv) the Company shall make a general assignment for the benefit of creditors;

(c)  (i)  The commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for fifteen (15) days undismissed, unbonded or undischarged; (ii) the appointment of a receiver, conservator, trustee or similar officer for the Company or for any of its property and the continuance of any of such events for fifteen (15) days undismissed, unbonded or undischarged; or (iii) the issuance of a warrant of attachment, execution or similar process against any of the property of the Company and the continuance of such event for fifteen (15) days undismissed, unbonded and undischarged;

(d)  Any foreign or domestic governmental agency or any foreign or domestic court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company which shall not be dismissed within thirty (30) days thereafter;

(e)  Any breach of any of the Company's representations or warranties contained in this Note or the Loan Agreement which is not cured by the Company within twenty (20) days after it receives written notice from the Holder of the occurrence of such breach or failure, which notice describes such breach or failure with reasonable particularity;

(f)  The Company shall fail to perform any of its obligations contained in the Loan Agreement, after giving effect to any applicable notice provisions and cure periods which is not cured by the Company within twenty (20) days after it receives written notice from the Holder of the occurrence of such breach or failure, which notice describes such breach or failure with reasonable particularity;

(g)  The Company shall fail to perform, observe or comply with any covenant, term, provision, condition, agreement or obligation under this Note which is not cured by the Company within twenty (20) days after it receives written notice from the Holder of the occurrence of such breach or failure, which notice describes such breach or failure with reasonable particularity;

(h)  The Company shall default with respect to any indebtedness for borrowed money (other than under this Note) if either (i) the effect of such default is to accelerate the maturity of such indebtedness (giving effect to any applicable grace periods) or (ii) the holder of such indebtedness declares the Company to be in default (giving effect to any applicable grace periods); or

(i)  Any judgments against the Company and/or any attachment, levy or execution against any of its properties for an amount in excess of $15,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of thirty (30) days or more after its entry, issue or levy, as the case may be.

Then, and in any such Event of Default, the Holder may, at its option and without written notice to the Company, declare the entire principal amount of this Note and all interest accrued thereon to the date of payment then outstanding immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived.  The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note.  If the Note is not paid in full upon acceleration, as required above, interest shall accrue on the outstanding principal balance of and interest on this Note from the date of the Event of Default up to and including the date of payment at a rate equal to the greater of eighteen (18%) percent per annum or the maximum interest rate permitted by applicable law.

4.1  Non-Waiver and Other Remedies.  No course of dealing or delay on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver or otherwise prejudice the right of the Holder of this Note.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

4.2  Attorneys' Fees.  Upon the occurrence of an Event of Default, the Company will be responsible to pay all reasonable costs of counsel retained by the Holder in seeking advice in connection with the exercise or enforcement of its rights, and all legal fees and expenses reasonably incurred in seeking collection hereof and all other out of pocket expenses incurred by the Holder in connection with such matter, which amounts may, at the Holder's option, be added to the principal hereof.

5.   Obligation to Pay Principal and Interest; Covenants.

5.1  Obligation.  No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times (subject to all applicable notice requirements and cure periods), at the rates and in the currency herein prescribed.

5.2  Affirmative Covenants. The Company covenants and agrees that, while this Note is outstanding, it shall:

(a)  Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

(b)  Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof, and not sell, assign or otherwise transfer any of its assets except in the ordinary course of business (except, however, a transaction described in Section 1.2(f) shall not violate this Section 5.2(b)); and

(c)  Comply in all respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements of all governmental bodies, departments, agencies, commissions or boards having jurisdiction, all companies or associates insuring the premises, and all appropriate courts, authorities, officials, or officers, which are applicable to the Company or its properties ("Requirements"), except wherein the failure to comply would not have a material adverse effect on the Company or its property; provided that nothing contained herein shall prevent the Company from contesting in good faith the validity or the application of any Requirements.

5.3  Negative Covenants.  The Company covenants and agrees that while this Note is outstanding it will not directly or indirectly:

(a)  Guaranty or otherwise in any way become or be responsible for indebtedness for borrowed money or for obligations of any of its officers, directors or principal stockholders or any of its affiliates, other than such guaranties existing as of the date hereof;

(b)  Declare or pay dividends in cash, property or shares of Common Stock;

(c)  Sell, assign, transfer or dispose of any of its assets other than in the ordinary course of its business and for fair value; or

(d)  Purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding except in connection with the exercise of any rescission rights by any stockholder pursuant to agreement existing as of the date hereof.

5.4  Prepayment.  All or a portion of the unpaid principal and interest due under this Note may be prepaid by the Company without premium or penalty upon the earlier of (i) February 23, 2017, or (ii) the closing described in Section 1.2(f) by delivering payment in U.S. Funds of such amount being prepaid.

6.   Required Consent.  The Company may not modify any of the terms of this Note without the prior written consent of the Holder.

7.   Lost Documents.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it or of any certificate or certificates for shares of Common Stock issued upon conversion as herein provided and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, or cause to be made and delivered in lieu of such certificate, as the case may be, if mutilated, the Company will make and deliver in lieu of such Note, or certificate, as the case may be, a new Note, of like tenor and unpaid principal amount and dated as of the original date of the Note or, in the case of a certificate, a new certificate representing fully paid and nonassessable shares of Common Stock.

8.   Miscellaneous.

8.1  Benefit.   This Note shall be binding upon the Company and its legal representatives, successors and assigns.  This Note shall inure to the benefit of Holder and its legal representatives, successors and assigns.  Any assignment by Holder may be made only with the prior written consent of the Company and any assignment made without such consent shall be void.

8.2  Notices and Addresses.  All notices (other than the Notice of Conversion, which is provided in Section 1.2(a)), offers, acceptances and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressee in person, by Federal Express or similar receipted delivery, by facsimile delivery (followed by an original signed copy sent by regular mail) or, if mailed, postage prepaid, by certified mail, return receipt requested, and shall be deemed given when first received, as follows:

To Holder:

To Holder's address on page 1 of this Note

To the Company:

CONCEPT HOLDING CORP.

4685 Highland Drive, #202

Salt Lake City, UT 84117

Phone:  (801) 278-9424

Facsimile:  (801) 278-9290

or to such other address as any of them, by notice to the others may designate from time to time.

8.3  Governing Law; Interpretation.  This Note shall be governed by and construed in accordance with the laws of the State of Utah excluding that body of law relating to conflict of laws.  All references to dollars are to U.S. Dollars.

8.4  Venue.  The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the State of Utah or the federal court located in the State of Utah. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Utah Court or the federal court located in the State of Utah and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

8.5  Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any manner, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

8.6  Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements contained herein shall survive the delivery of this Note until this Note has been satisfied in full.

8.7

Waiver.  None of the rights and remedies of the registered holder hereof shall be waived or affected by failure or delay to exercise them.  All remedies conferred on the registered holder of this Note shall be cumulated and none is exclusive.  Such remedies may be exercised concurrently or consecutively at the registered holder's option.

8.8

Negotiability.  This Note is negotiable and transferable, subject to compliance with the provisions of paragraph 11 hereof.

8.9  Waiver of Demand.  The makers, guarantors, and endorsers hereof severally waive presentment for payment, protest, and notice of protest, and of nonpayment of this Note.

8.10  Restrictions.  The Holder, by acceptance hereof, represents and warrants as follows:

(a)

The Note is being acquired for the Holder's own account to be held for investment purposes only and not with a view to, or for, resale in connection with any distribution of such Note or any interest therein without registration or other compliance under the Securities Act and applicable state securities laws, and the holder hereof has no direct or indirect participation in any such undertaking or in underwriting such an undertaking.

(b)

The Holder hereof has been advised and understands that the Note has not been registered under the Securities Act and the Note must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; except as set forth herein, the Company is under no obligation to register the Note under the Securities Act; in the absence of such registration, sale of the Note may be impracticable; the Company will maintain stop-transfer orders against registration of transfer of the Note.  The Company may refuse to transfer the Note unless the holder thereof provides an opinion of legal counsel reasonably satisfactory to the Company or a "no-action" or interpretive response from the Securities and Exchange Commission to the effect that the transfer is proper; further, unless such letter or opinion states that the Note are free from any restrictions under the Securities Act, the Company may refuse to transfer the Note to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such Note if any set forth herein.  The Company may also refuse to transfer the Note if any circumstance is present reasonably indicating that the transferee's representations are not accurate.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

CONCEPT HOLDING CORP.

By:/s/________________________________

Name:

Title: President, Secretary/Treasurer and sole Director

HOLDER

By:/s/________________________________

Name:

Exhibit A

NOTICE OF CONVERSION

_______________

4685 S. Highland Drive, Suite 202

Salt Lake City, Utah  84117

                              Dated _______________

In accordance with the provisions set forth in Section 1 of the Convertible Promissory Note dated February 23, 2015 (the "Note") made by CONCEPT HOLDING CORP., the undersigned hereby elects to convert, as of the date hereof, $______________ of principal (and interest accrued thereon) in U.S. Funds of the Note into _____________ shares of common stock of CONCEPT HOLDING CORP..  Any capitalized term not defined herein shall have the meaning ascribed to such term in the Note.

CONCEPT HOLDING CORP., INC.

By:__________________________________

Name:

Title: